Exhibit 99.1

Contact: Richard Crowley
Micrel, Incorporated
1849 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
                                                               [Micrel Logo]

Press Release
MICREL REPORTS DOUBLE DIGIT INCREASE IN REVENUES AND NET INCOME FOR SECOND
QUARTER
 o   Sales Increased 13% Sequentially and 40% Year-Over-Year to $69 Million
 o   GAAP Net Income of $14.0 Million, $0.15 per Diluted Share
 o   Gross Margin Increased for the Fourth Consecutive Quarter
 o   Record Year-Over-Year Growth in Earnings Per Share
 o   Book-to-Bill Ratio Approximately One

   San Jose, CA July 21, 2004 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in power, connect and protect IC solutions today reported higher revenues and net income for the quarter ended June 30, 2004. Micrel's double digit sequential increase in revenues in the second quarter of 2004 resulted in one of the strongest growth quarters in the Company's history. Second quarter 2004 revenues of $69.0 million increased $7.7 million, or 13 percent from $61.3 million in the first quarter and were up $19.9 million, or 40 percent from the $49.1 million reported in the second quarter of 2003.

   Second quarter 2004 net income was $14.0 million, or $0.15 per diluted share, compared with $4.6 million, or $0.05 per diluted share in the first quarter of 2004 and a net loss of $0.9 million, or $0.01 per share in the second quarter of last year. During the quarter, the Company reversed accruals for potential payroll tax and income tax liabilities upon the resolution of a tax audit which resulted in an aggregate one-time increase to net income of $6.3 million, or $0.07 per diluted share. Please refer to the supplementary table in the financial statements contained in this press release for a summary of the effect on the individual line items in the income statement from the release of these tax liability accruals. Also included in the second quarter 2004 results is $754 thousand of pre-tax, non-cash deferred stock compensation expense equivalent to a one-half cent reduction in earnings per share.

Micrel Reports Double Digit Increase in Revenues and Net Income for Second
Quarter
Page 2

   "The second quarter results clearly establish that Micrel is on track to return to its pre-2000 gross margin and operating margin levels," stated Ray Zinn, president and chief executive officer of Micrel. "I am very pleased with the continued customer acceptance of our proprietary, best-in-class products which is driving our strong revenue growth. These highly differentiated products are allowing us to gain market share in their respective applications. Demand for the Company's products remained solid in the second quarter with a book-to-bill ratio of approximately one. Gross margin and operating margin continued to expand for the fourth consecutive quarter, demonstrating the inherent leverage in the Company's business model. The increasing profit margins continued to drive higher levels of both operating cash flow and free cash flow (operating cash flow minus capital expenditures) in the second quarter. Days of inventory decreased from 93 to 91 days, excluding the one-time effect of the tax accruals, and days sales outstanding also declined from 57 to 54 days in the quarter."


   Outlook
   -------

   "With the prospect of continued growth in the global economy, increasing corporate and personal income levels, and strong seasonal demand patterns in the second half of 2004, we continue to believe the semiconductor industry will grow in excess of 30 percent in 2004," continued Mr. Zinn. Based on current backlog levels and demand estimates, the Company believes that third quarter 2004 revenues will increase sequentially by six to ten percent. To achieve this level of revenue, the Company will require a slightly higher level of turns-fill in the third quarter than it experienced in the second quarter. Gross margin is expected to increase for the fifth consecutive quarter.


   New Products
   ------------

   During the quarter, Micrel released 15 new best-in-class products. Among the new product releases is the MICRF505, the new standard for low data rate transceivers, designed by Micrel Norway. The Company also released a number of analog power products targeted at the growing global portable device market. These include a pair of power switches housed in miniature packages that feature a soft turn-on that provides extremely low transient noise and a
tiny, full featured battery charger that extends battery life.   The Company
also expanded its family of high performance hot swap controllers and introduced a new boost regulator, the MIC2295, targeted at the portable device display market. Although this series of boost regulators was launched less

                                     -more-

Micrel Reports Double Digit Increase in Revenues and Net Income for Second
Quarter
Page 3


than a year ago, the Company is already shipping in excess of two million units per month of these products. In the high bandwidth area, the Company released the first fan out buffers and multiplexers in a new family of products targeted at high speed networking and telecom clocking and data transmission applications. These products will significantly cut power consumption while improving system performance in applications with transmission speeds of up to 2.5 gigabits per second. In Ethernet, Micrel expanded its world class family of five-port 10/100 switch products with the introduction of a proprietary five port managed switch with integrated power management capability.


   Conference Call
   ---------------


   The Company will host a conference call at 5:00 p.m. EDT time
(2:00 p.m. PDT) on July 21, 2004. Chief executive officer Raymond Zinn and chief financial officer Richard Crowley will present an overview of second quarter 2004 financial results, discuss current business conditions and then respond to questions.


   The call is available live to any interested party on a listen only basis by dialing (303) 262-2190 or (800) 240-2430. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through July 28, 2004, by dialing (303) 590-3000 or (800) 405-2236 and entering pass code number 11002833. The webcast replay will also be available on the Company's website at www.micrel.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues and gross margin; the leverage potential in the Company's business model; and our expectations regarding future customer demand and new order rates. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our

                                     -more-

Micrel Reports Double Digit Increase in Revenues and Net Income for Second
Quarter
Page 4



products; customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the effect of the Company's restatement of previous financial statements; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; and Micrel's
operating cash flow.   For further discussion of these risks and
uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the
year ended December 31, 2003.   All forward-looking statements are made as of
today, and the Company disclaims any duty to update such statements.


About Micrel

   Micrel, Inc. is an industry leader in power, connect and protect IC solutions. Micrel manufactures advanced high-performance analog, mixed-signal and digital ICs. These products include low drop-out and switching voltage regulators, PCMCIA and USB power controllers, high speed communications interfaces, operational amplifiers, comparators, voltage references, power drivers, RF devices, high speed logic and clock management ICs. Applications for these products include palmtop, notebook and desktop computers, computer peripherals, cellular phones, high speed communications systems, fiber optic communications modules, automatic test equipment, consumer electronics, industrial and process control products and avionics systems. Micrel also designs, develops and markets PHYs, repeaters and switches for Ethernet, Fast Ethernet and Gigabit Ethernet applications.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 1849 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit our website at http://www.micrel.com.

                                      ###
                                    -more-

Micrel Reports Double Digit Increase in Revenues and Net Income for Second
Quarter
July 21, 2004
Page 5


                             MICREL, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                    Three Months Ended      Six Months Ended
                                         June 30,               June 30,
                                   --------------------   --------------------
                                      2004       2003        2004       2003
                                   ---------  ---------   ---------  ---------
Net revenues                       $  68,996  $  49,109   $ 130,257  $ 100,064

Cost of revenues(1)(2)                34,618     30,880      68,335     61,291
                                   ---------  ---------   ---------  ---------
Gross profit                          34,378     18,229      61,922     38,773
                                   ---------  ---------   ---------  ---------

Operating expenses:
  Research and development(2)          9,689     12,136      20,245     24,825
  Selling, general and
   administrative(2)                   8,573      6,582      17,439     13,574
  Amortization of deferred stock
   compensation(1)                       577        915       1,172      1,681
  Purchased in-process technology         -          -          480         -
                                   ---------  ---------   ---------  ---------
    Total operating expenses          18,839     19,633      39,336     40,080
                                   ---------  ---------   ---------  ---------

Income (loss) from operations         15,539     (1,404)     22,586     (1,307)
Other income, net                        289        181         538        347
                                   ---------  ---------   ---------  ---------

Income (loss) before income taxes     15,828     (1,223)     23,124       (960)
Provision (benefit) for
 income taxes(2)                       1,780       (310)      4,501       (221)
                                   ---------  ---------   ---------  ---------

Net income (loss)                  $  14,048  $    (913)  $  18,623  $    (739)
                                   =========  =========   =========  =========

Net income (loss) per share:
  Basic                            $    0.15  $   (0.01)  $    0.20  $   (0.01)
                                   =========  =========   =========  =========
  Diluted                          $    0.15  $   (0.01)  $    0.20  $   (0.01)
                                   =========  =========   =========  =========

Shares used in computing per
 share amounts:
  Basic                               92,259     92,171      92,387     92,105
                                   =========  =========   =========  =========
  Diluted                             94,074     92,171      94,666     92,105
                                   =========  =========   =========  =========

(1) Amortization of deferred stock
     compensation included in:
      Cost of revenues             $     177  $     290   $     370  $     591
                                   =========  =========   =========  =========
      Research and development     $     218  $     500   $     436  $   1,009
      Selling, general and
       administrative                    359        415         736        672
                                   ---------  ---------   ---------  ---------
        Total Operating expenses   $     577  $     915   $   1,172  $   1,681
                                   =========  =========   =========  =========

(2) Effects of reversal of accrued
     tax liabilities included in:
      Cost of revenues             $  (1,111) $      -    $  (1,111) $      -
      Research and development        (1,697)        -       (1,697)        -
      Selling, general and
       administrative                 (1,140)        -       (1,140)        -
      Provision (benefit) for
       income taxes                   (2,378)        -       (2,378)        -
                                   ---------  ---------   ---------  ---------
                                   $  (6,326) $      -    $  (6,326) $    -
                                   =========  =========   =========  =========

Micrel Reports Double Digit Increase in Revenues and Net Income for Second
Quarter
July 21, 2004
Page 6



                              MICREL, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                     June 30,     December 31,
                                                       2004          2003
                                                   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents and short-term investments $  143,397     $  140,059
  Accounts receivable, net                              40,720         33,084
  Inventories                                           35,783         31,108
  Deferred income taxes                                 27,121         34,294
  Other current assets                                   1,918          2,132
                                                    ----------     ----------
    Total current assets                               248,939        240,677

LONG-TERM INVESTMENTS                                    3,185             -
PROPERTY, PLANT AND EQUIPMENT, NET                      87,645         87,993
INTANGIBLE ASSETS, NET                                   8,147          5,771
DEFERRED INCOME TAXES                                    1,955          2,483
OTHER ASSETS                                               406            515
                                                    ----------     ----------
TOTAL                                               $  350,277     $  337,439
                                                    ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                  $   17,230     $   12,897
  Taxes payable                                          3,057          7,627
  Deferred income on shipments to distributors          17,569         12,272
  Other current liabilities                             12,322         12,152
  Current portion of long-term debt                        453            703
                                                    ----------     ----------
    Total current liabilities                           50,631         45,651

LONG-TERM DEBT                                           3,472          3,280
OTHER LONG-TERM OBLIGATIONS                              2,222          4,899

SHAREHOLDERS' EQUITY:
  Common stock                                         150,019        160,015
  Deferred stock compensation                           (2,215)        (3,954)
  Accumulated other comprehensive loss                     (48)           (25)
  Retained earnings                                    146,196        127,573
                                                    ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                             293,952        283,609
                                                    ----------     ----------
TOTAL                                               $  350,277     $  337,439
                                                    ==========     ==========